Exhibit 10.1

AVIVA GLOBAL SERVICES SINGAPORE PTE LTD (“AGSS”) to

To:

EXLSERVICE HOLDINGS, INC (“EXL”)

EXL SERVICE.COM (INDIA) PRIVATE LIMITED (“EXL India”)

NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED (“NCOP”)

July 1st 2007 (“Effective Date”)

Dear Sirs

AMENDMENT LETTER

We refer to various agreements between Aviva Global Services Singapore Pte Ltd (“AGSS”) and certain companies affiliated with ExlService Holdings, Inc. dated August 26th 2004 relating to the establishing of a company named Noida Customer Operations Private Limited (“NCOP”) to be used to provide services to AGSS and the notice provisions relating to the exercise of an option (the “Call Option”) by AGSS to acquire the shares in NCOP (including, without limitation, the letter agreements dated July 17, 2006 and February 26, 2007). We also refer to the letter with an effective date of July 1, 2007 relating to the exercise of the Call Option (the “July 1, 2007 Letter”).

The parties hereby agree as follows:

(a)	AGSS hereby revokes the July 1, 2007 Letter.

(b)	That if AGSS elects to exercise the Call Option, pursuant to clause 10.2 of the Virtual Shareholders Agreement (“VSA”) such exercise will commence no earlier than October 1, 2007 and that AGSS will not serve an Call Option notice that is effective prior to such date. If AGSS elects to exercise the Call Option, it will deliver a notice substantially similar to the July 1, 2007 Letter.

(c)	The Call Option Period is reduced to 3 months where AGSS elects to exercise the Call Option Notice. Accordingly, such Call Option shall take effect no earlier than effect 1 January 2008

(d)

Without prejudice to (a), (b) and (c) above, all other provisions of the parties’ agreements relating to the Call Option (in particular the VSA and the Insurance Services Framework Agreement (“ISFA”) dated August 26th 2004) shall upon notification from AGSS take effect at any time after the date hereof including, without limitation,(i) for NCOP to carry out an employee review (Clause 12.7 of the VSA); (ii) the ability to second a Finance Manager (clause 12.8 of the VSA); (iii) the ability for AGSS to assume control of payments in and out of the relevant bank account of NCOP (Clause 12.11 of the ISFA); (iv) exercise upon Rights Upon Transfer (Schedule 3, Part E of the ISFA); and (v) provision of information set out in Schedule 6 of the VSA (Clause 12.6 of the VSA).

(d)

without prejudice to (a), (b) and (c) above, AGSS will at any time after 1st July 2007 be entitled to commence due diligence activities relating to the acquisition of NCOP. EXL, shall ensure that its director, employees and professional advisers shall fully cooperate with such due diligence activities performed by AGSS or its professional advisers.

(e)	without prejudice to (a), (b) and (c) above, AGSS will be entitled to notify and discuss with relevant employees at an appropriate time selected by AGSS the possibility of serving the Call Option Notice, purchasing the shares in NCOP and the transferring of the relevant employees to Aviva.

(f)	all other provisions of the parties’ agreements will continue to remain in effect.

(g)	that day to day operational management of NCOP shall no longer transfer to AGSS as provided in the letter agreement dated July 17, 2006.

(h)

no more than 5 Business Days after 1st October 2007, EXL shall deliver to AGSS the Provisional Consideration based upon the accounts finalised as at 30th September 2007. On Completion, AGSS shall pay the Provisional Consideration as calculated above to the bank account nominated by EXL Holdings (US) for this purpose. If AGSS disagrees with such written estimate the parties will meet to resolve any differences of views within 15 Business Days following the receipt of notification of disagreement, EXL shall provide all such information to AGSS as AGSS requires in order to understand the written estimate provided by EXL. If the parties are unable to agree upon the amount of Provisional Consideration calculation within 5 Business Days of meeting, then the issues shall be referred to Independent Accountants for determination in accordance with the terms of the SSPA.

(i)	within 5 Days of receipt of this Amendment Letter. EXL will appoint a “Transfer Manager”, who shall support, manage and take responsibility for the possible transfer of NCOP to AGSS. Such Transfer Manager shall be fully empowered to make decisions on behalf of EXL. EXL shall notify AGSS in writing of the identity of the Transfer Manager. The Transfer Manager shall provide a fortnightly progress report to the AGSS Finance Director.

This letter may be executed in any number of counterparts, each of which, when executed and delivered, will be an original, and all the counterparts together will constitute one and the same instrument. The parties agree to accept delivery of an executed counterpart by facsimile transmission.

Kindly confirm your agreement to the terms of this Amendment Letter by countersigning the enclosed copy and returning it to me.

Yours faithfully

……………………………………

Authorised Signatory & Director

AVIVA GLOBAL SERVICES SINGAPORE PRIVATE LIMITED

On behalf of

I agree to the terms of this letter.

……………………………………

Authorised Signatory & Director

EXLSERVICE HOLDINGS, INC.

On behalf of

I agree to the term of this letter.

……………………………………

Authorised Signatory & Director

EXL SERVICE.COM (INDIA) PRIVATE LIMITED

On behalf of

I agree to the term of this letter.

……………………………………

Authorised Signatory & Director

NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED